UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2014

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue SW, Canton, OH 44706-2798
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On June 30, 2014, TimkenSteel Corporation (“TimkenSteel” or the “Company”) became an independent company as a result of the distribution by The Timken Company (“Timken”) of 100 percent of the outstanding common shares of TimkenSteel to Timken shareholders. We anticipate holding our first Annual Meeting of Shareholders as an independent company in 2015 (the "2015 Annual Meeting") on Wednesday, May 6, 2015, with a location and time to be determined. Because the 2015 Annual Meeting date represents our first Annual Meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have set a deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 for inclusion in our proxy materials for the 2015 Annual Meeting. In order to be considered timely, such shareholder proposals must be received by us on or before December 19, 2014, which we believe is a reasonable time before we begin to print and distribute our proxy materials.
A shareholder intending to submit a proposal outside the processes of Rule 14a-8 or to nominate persons for election to serve as a director of the Company, in each case in connection with the 2015 Annual Meeting, must provide written notice of such proposal or nomination in accordance with the requirements set forth in the Company’s Code of Regulations. To be considered timely, any such notice must be received by the Secretary of the Company not later than February 5, 2015. This deadline also will apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.
All shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and all notices of other items of business or director nominations to be brought before the Annual Meeting, must be directed to the Secretary, TimkenSteel Corporation, 1835 Dueber Ave. S.W., Canton, Ohio 44706. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	November 19, 2014	By:	/s/ Frank A. DiPiero
Frank A. DiPiero
Executive Vice President, General Counsel and Secretary